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Rexahn Pharmaceuticals, Inc.

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Rexahn Issues Mid-Year Shareholder Letter to Review Recent Progress and Clinical Plans

ROCKVILLE, MD – August 7, 2018 - Rexahn Pharmaceuticals, Inc. (NYSE American: RNN), a clinical stage biopharmaceutical company developing innovative, targeted therapeutics for the treatment of cancer, announced that it has distributed to shareholders a mid-year update letter reviewing the company’s recent progress and clinical plans for the remainder of 2018 and 2019.

“We are pleased by the recent progress in our clinical-stage oncology programs and want to update shareholders on our ongoing clinical trials and future plans,” said Peter D. Suzdak, Ph.D., chief executive officer of Rexahn. “We think it is particularly important to provide this update in advance of the upcoming Special Meeting of Shareholders taking place on August 30, 2018.”

The Company’s mid-year letter to shareholders is available on the Investor Relations section of its website, investors.rexahn.com.

About Rexahn Pharmaceuticals, Inc.

Rexahn Pharmaceuticals Inc. (NYSE American: RNN) is a clinical stage biopharmaceutical company developing innovative, targeted therapeutics for the treatment of cancer.  The company’s mission is to improve the lives of cancer patients by developing next-generation cancer therapies that are designed to maximize efficacy while minimizing the toxicity and side effects traditionally associated with cancer treatment. Rexahn’s product candidates work by targeting and neutralizing specific proteins believed to be involved in the complex biological cascade that leads to cancer cell growth. Preclinical studies show that certain of Rexahn’s product candidates may be effective against multiple types of cancer, including drug resistant cancers, and difficult-to-treat cancers, and others may augment the effectiveness of current FDA-approved cancer treatments.  The Company has two oncology product candidates, RX-3117 and RX-5902, in Phase 2 clinical development and additional compounds in preclinical development including RX-0201. For more information about the Company and its oncology programs, please visit www.rexahn.com.

Where to Find Additional Information

The Company filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on July 23, 2018 in connection with the Special Meeting (such proxy statement and any supplements or amendments thereto, the “Special Meeting Proxy Materials”). The Special Meeting Proxy Materials contain important information about the Special Meeting. Shareholders are urged to read the Special Meeting Proxy Materials carefully. Shareholders are able to obtain free copies of the Special Meeting Proxy Materials and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov and at http://investors.rexahn.com/ financial-information/sec-filings.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposals at the Special Meeting. Information about the Company’s directors and executive officers, including a description of their interests, by security holdings or otherwise, is available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, its annual proxy statement filed with the SEC on April 23, 2018 and the Special Meeting Proxy Materials.

Media Contact:
DGI Comm
Susan Forman or Laura Radocaj
+1-212-825-3210
sforman@dgicomm.com
lradocaj@dgicomm.com

Investor contact:
ir@rexahn.com